UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At meetings held on June 6, 2008, the Board of Directors (the “Board”) and Compensation Committee of the Board (the “Compensation Committee”) of UTStarcom, Inc. (the “Company”) took the following actions effective as of the dates noted below:

Appointment of Lead Director

The Board appointed Thomas J. Toy, the Company’s current Chairman of the Board, as the Lead Director, effective July 1, 2008. Mr. Toy had previously served as Lead Director from June 6, 2006 through January 1, 2007.  The Lead Director’s responsibilities will include, among other things, facilitating communications among directors, chairing an executive session of the independent directors at regularly scheduled meetings as required by Nasdaq Marketplace Rule 4350(c)(2), and overseeing processes established for stockholder communication with members of the Board. The Lead Director is an independent director of the Company.

In connection with the appointment of Mr. Toy as Lead Director, the Board approved compensation to the Lead Director in the amount of $20,000 per year.

Appointment of New Chairman of the Board

The Board appointed Hong Liang Lu, the Company’s current Chief Executive Officer, as Chairman of the Board of Directors, effective July 1, 2008.  Mr. Lu will remain an employee of the Company. Mr. Lu will receive no additional compensation for serving as an employee director of the Company.

Appointment of New Chief Executive Officer; Grant of Restricted Stock

The Board appointed Peter Blackmore, the Company’s current President and Chief Operating Officer, as Chief Executive Officer and President of the Company, effective July 1, 2008.

In connection with this appointment, the Compensation Committee approved grants to Mr. Blackmore of a total of 172,500 shares of restricted stock which will vest as follows, subject to Mr. Blackmore remaining a service provider to the Company on each such date:  115,000 shares will vest 50% on February 27, 2009 and 50% on February 26, 2010; and 57,500 shares will vest 25% on each of February 27, 2009, February 26, 2010, February 28, 2011 and February 29, 2012. The grant of restricted stock to Mr. Blackmore will be effective June 30, 2008.

Increase in Number of Directors; Appointment of Peter Blackmore to Board of Directors

In accordance with Section 3.2 of the Company’s Bylaws, the Board approved an increase in the number of authorized directors of the Company from seven (7) to eight (8).  The Board then appointed Peter Blackmore to serve as a Class II director of the Company, effective July 1, 2008.  Mr. Blackmore will serve as a Class II director from the effective date of his appointment until the earlier of (i) the date of the Company’s annual meeting of stockholders to be held in 2011 or (ii) his resignation or removal.  Mr. Blackmore will receive no additional compensation for serving as an employee director of the Company.

On June 9, 2008, the Company issued a press release with respect to the matters described above, a copy of which is attached hereto as Exhibit 99.1.

Grant of Restricted Stock to Named Executive Officer

The Compensation Committee approved a grant of 150,000 shares of restricted stock to David King, the Company’s Senior Vice President of International Sales and Marketing, effective June 30, 2008.  The shares of restricted stock will vest as follows, subject to Mr. King remaining a service provider to the Company on each such date:  50% on June 30, 2009 and 50% on June 30, 2010.

Item 9.01.                                           Financial Statements and Exhibits.

 (d)           Exhibits

The following exhibit is furnished pursuant to Item 5.02:

Exhibit No.	Description
99.1	Press Release dated June 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: June 10, 2008	By:	/s/ Susan Marsch
	Name:	Susan Marsch
	Title:	Vice President and General Counsel

EXHIBITS

Exhibit No.	Description
99.1	Press Release dated June 9, 2008